August 15, 2006

RAM Holdings Ltd.
RAM Reinsurance Company Ltd.
Clarendon House
2 Church Street
Hamilton HM 11
Bermuda

Dear Sirs,

I, Keith Abell hereby tender my resignation as a Director of RAM Holdings Ltd. and RAM Reinsurance Company Ltd. effective today, August 15, 2006.

Sincerely,

Signed: /s/ Keith W. Abell
Keith W. Abell